EXHIBIT 99.1

Hub Group Reports Fourth Quarter 2024 Results

Highlights:

  Fourth quarter revenue of $1 billion; Full year revenue of $4 billion
  Fourth quarter and full year GAAP EPS of $0.40 and $1.70. Fourth quarter and full year GAAP operating income margin percentage of 3.2% and 3.6% of revenue
  Fourth quarter and full year adjusted EPS of $0.48 and $1.91. Fourth quarter and full year adjusted operating income percentage of 3.9% and 4.0% of revenue
  Returned nearly $100 million to shareholders in 2024 through share repurchases and dividends
  Strong balance sheet with cash of $127 million and net debt/adjusted EBITDA of 0.5x as of December 31, 2024
  Completed joint venture with EASO in October, expanding Hub Group’s North American intermodal presence
  Introduced 2025 outlook with expected revenue of $4.0 billion to $4.3 billion and EPS of $1.90 to $2.40

OAK BROOK, Ill., Feb. 06, 2025 (GLOBE NEWSWIRE) -- Hub Group, Inc. (Nasdaq: HUBG) announced fourth quarter 2024 net income of $24 million and diluted earnings per share of $0.40. Adjusting for network alignment and transaction related expenses of $6 million (pre-tax), fourth quarter 2024 adjusted net income was $29 million and adjusted EPS was $0.48 per diluted share. Full year 2024 net income was $104 million, or $1.70 per diluted share. Adjusted full year net income was $117 million, or $1.91 per diluted share.

“I am proud of the team’s performance in 2024 as our disciplined market approach resulted in Intermodal volume growth of 14% and ITS adjusted operating margin of 3.1% in the quarter, a 50-basis point improvement over Q4 2023. We closed on the joint venture with EASO to enhance solutions for our customers and add significant scale to our Intermodal capabilities in Mexico. We continue to implement our key strategic priorities that position us for growth in the long term. We are excited to continue the momentum and deliver for our customers and shareholders in 2025,” said Phil Yeager, Hub Group’s President, Chief Executive Officer and Vice Chairman.

Fourth Quarter and Full Year 2024 Results

Consolidated revenue for the fourth quarter of 2024 of $974 million, a 1% decline from $985 million reported in the fourth quarter of 2023. Strong Intermodal volume growth, surcharge revenue, and Final Mile growth was offset by lower fuel, Brokerage, Consolidation and Fulfillment, and Managed Transportation revenue. Full year 2024 revenue of $3.95 billion was down 6% compared to 2023 revenue of $4.20 billion.

Fourth quarter purchased transportation and warehousing costs of $723 million decreased $19 million compared to prior year due to lower rail and third-party warehouse costs. Salaries and benefits of $148 million were $13 million higher than prior year due to the Final Mile acquisition, EASO transaction, and more normalized bonus expense. Total legacy headcount, which excludes acquisition employees, drivers and warehouse employees, declined by 3%. Depreciation and amortization expenses was $33 million, a decrease of $4 million. Insurance and claims totaled $9 million, a $4 million decrease due to lower claim costs in the quarter. General and administrative expenses of $29 million were comparable to prior year and included transaction expenses related to the joint venture and operating costs associated with the Final Mile acquisition which were offset by cost management efforts.

GAAP operating income for the fourth quarter was $32 million or 3.2% of revenue, a 7% or 20-basis point improvement over last year. Adjusted operating income for the fourth quarter was $38 million or 3.9% of revenue, a 9% or 40-basis point improvement over the adjusted fourth quarter of last year. Adjusted EBITDA for the fourth quarter was $85 million. Full year GAAP operating income was $140 million or 3.6% and adjusted operating income was $157 million or 4.0% of revenue. Full year adjusted EBITDA was $349 million. Net debt/adjusted EBITDA was 0.5x, below the leverage target range of 0.75 to 1.25x.

Fourth Quarter and Full Year 2024 Segment Results

Fourth quarter Intermodal and Transportation Solutions (“ITS”) Segment revenue of $570 million was a 1% decline over prior year but quarterly GAAP ITS operating income was $17 million or 2.9% of revenue, an increase of $5 million over the prior year. Quarterly revenue was driven by 14% Intermodal volume growth and surcharge revenue partially offsetting lower revenue per load and fuel revenue. Full year revenue was $2.24 billion. Adjusted ITS operating income was $18 million or 3.1% of revenue, a 17% or 50-basis point improvement over last year’s adjusted numbers. Adjusted ITS operating margin excludes expenses of $1 million related to the EASO transaction and other adjustments in the quarter. Full year adjusted ITS operating income was $59 million or 2.6% of revenue.

Fourth quarter Logistics Segment revenue of $429 million was a 2% decline over prior year as growth in Final Mile partially offset lower Brokerage, Consolidation and Fulfillment, and Managed Transportation revenue. Full year revenue for the Logistics Segment was $1.83 billion. Quarterly GAAP Logistics operating income was $15 million or 3.4% of revenue, down from $17 million in the prior year due to expenses related to the network alignment project. Quarterly adjusted Logistics operating income was $20 million, or 4.6% of revenue, a 3% or 20-basis point improvement over last year’s results. Adjusted operating income excludes network alignment expenses and other adjustments of $5 million. Full year adjusted Logistics Segment operating income was $97 million or 5.3% of revenue.

Capital expenditures for the full year of 2024 totaled $51 million as we continued to manage our spend. As of December 31, 2024, we had cash of $127 million. For the full year 2024 the company returned nearly $100 million to shareholders through stock repurchases and dividend payments.

2025 Outlook

We expect 2025 diluted earnings per share will range from $1.90 to $2.40. We estimate revenue of approximately $4.0 to $4.3 billion for the full year. We project an effective tax rate of approximately 25% and capital expenditures in the range of $50 million to $70 million for the full year.

Non-GAAP Financial Measures

In this press release, we present certain non-GAAP financial measures, including adjusted EPS, adjusted operating income, adjusted EBITDA, and net debt/adjusted EBITDA. As required by the rules of the Securities and Exchange Commission (“SEC”), we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP, along with an explanation why management believes these non-GAAP financial measures provide relevant and useful information. These non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures that may be presented by other companies.

Certain Forward-Looking Statements:

Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. Further information on the risks that may affect Hub Group’s business is included in filings it makes with the SEC from time to time, including those discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Hub Group assumes no obligation to update any such forward-looking statements.

Conference Call

Hub Group, Inc. will hold a conference call at 5:00 p.m. Eastern Time on February 6, 2025, to discuss our fourth quarter 2024 results. Hosting the conference call will be Phil Yeager, President, CEO and Vice Chairman and Kevin Beth, Executive Vice President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s web site at www.hubgroup.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please pre-register at https://register.vevent.com/register/BI9c827a9578db45de9cefd5da256614fd to receive the dial-in number and unique PIN. On the day of the call, dial in approximately ten minutes prior to the scheduled call time and enter the unique participant PIN received during registration. The call will be limited to 60 minutes, including questions and answers. An audio replay will be available through the Investors link on the Company's web site at www.hubgroup.com. This replay will be available for 30 days.

About Hub Group

Hub Group offers comprehensive transportation and logistics management solutions. Keeping our customers’ needs in focus, Hub Group designs, continually optimizes, and applies industry-leading technology to our customers’ supply chains for better service, greater efficiency, and total visibility. As an award-winning, publicly traded company (Nasdaq: HUBG) with approximately $4 billion in revenue, our nearly 6,000 employees and drivers across the globe are always in pursuit of “The Way Ahead” – a commitment to service, integrity and innovation. For more information, visit hubgroup.com.

SOURCE: Hub Group, Inc.
CONTACT: Lorna Williams, Investor Relations, lornawilliams@hubgroup.com

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2024		2023
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$973,510	100.0%	$985,023	100.0%

Operating expenses:
Purchased transportation and warehousing	723,159	74.3%	742,405	75.4%
Salaries and benefits	148,164	15.2%	135,569	13.7%
Depreciation and amortization	32,980	3.4%	36,624	3.7%
Insurance and claims	8,707	0.9%	12,999	1.3%
General and administrative	28,912	3.0%	29,260	3.0%
Loss (gain) on sale of assets, net	63	0.0%	(1,236)	-0.1%
Total operating expenses	941,985	96.8%	955,621	97.0%

Operating income	31,525	3.2%	29,402	3.0%

Other income (expense):
Interest expense, net	(1,858)	-0.2%	(103)	-0.0%
Other, net	92	0.0%	478	0.0%
Total other (expense) income, net	(1,766)	-0.2%	375	0.0%

Income before provision for income taxes	29,759	3.0%	29,777	3.0%

Provision for income taxes	5,387	0.6%	992	0.1%

Net income	24,372		28,785

Less: Net income attributable to non-controlling interests	50		-

Net income attributable to Hub Group, Inc.	$24,322		$28,785

Earnings per share
Basic	$0.40		$0.47
Diluted	$0.40		$0.46

Basic weighted average number of shares outstanding	60,081		61,850
Diluted weighted average number of shares outstanding	60,694		62,562

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Years Ended December 31,
	2024		2023
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$3,946,390	100.0%	$4,202,585	100.0%

Operating expenses:
Purchased transportation and warehousing	2,930,562	74.2%	3,145,595	74.8%
Salaries and benefits	577,464	14.6%	553,326	13.2%
Depreciation and amortization	141,469	3.6%	143,523	3.4%
Insurance and claims	44,180	1.1%	49,040	1.2%
General and administrative	113,698	2.9%	105,705	2.5%
Gain on sale of assets, net	(1,274)	-0.0%	(6,835)	-0.2%
Total operating expenses	3,806,099	96.4%	3,990,354	94.9%

Operating income	140,291	3.6%	212,231	5.1%

Other income (expense):
Interest expense, net	(7,578)	-0.2%	(3,424)	-0.1%
Other, net	(167)	-0.0%	397	0.0%
Total other expense, net	(7,745)	-0.2%	(3,027)	-0.1%

Income before provision for income taxes	132,546	3.4%	209,204	5.0%

Provision for income taxes	28,503	0.7%	41,676	1.0%

Net income	104,043		167,528

Less: Net income attributable to non-controlling interests	50		-

Net income attributable to Hub Group, Inc.	$103,993		$167,528

Earnings per share
Basic	$1.72		$2.65
Diluted	$1.70		$2.62

Basic weighted average number of shares outstanding	60,623		63,324
Diluted weighted average number of shares outstanding	61,104		63,954

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$98,248	$187,270
Restricted cash	28,700	-
Accounts receivable trade, net	581,516	600,197
Accounts receivable other	10,880	3,358
Prepaid taxes	15,115	17,331
Prepaid expenses and other current assets	33,870	41,089
TOTAL CURRENT ASSETS	768,329	849,245

Restricted investments	21,642	20,763
Property and equipment, net	739,896	791,692
Right-of-use assets - operating leases	233,651	210,742
Right-of-use assets - financing leases	1,062	2,522
Other intangibles, net	267,357	304,607
Goodwill	814,309	733,695
Other non-current assets	22,097	22,781
TOTAL ASSETS	$2,868,343	$2,936,047

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$279,982	$349,378
Accounts payable other	29,069	14,471
Accrued payroll	32,833	21,731
Accrued other	91,441	121,253
Lease liability - operating leases	45,492	44,690
Lease liability - financing leases	663	1,579
Current portion of long-term debt	100,001	105,108
TOTAL CURRENT LIABILITIES	579,481	658,210

Deferred consideration	30,639	-
Long-term debt	164,361	245,574
Other non-current liabilities	51,004	55,287
Lease liability - operating leases	197,664	177,699
Lease liability - financing leases	330	865
Deferred taxes	152,913	163,767

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized;
no shares issued or outstanding in 2024 and 2023.	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized; 72,303,228 shares issued in 2024 and 75,524,189 shares issued in 2023;
60,746,745 shares outstanding in 2024 and 62,200,921 shares outstanding in 2023.	723	755
Class B: $.01 par value; 662,300 shares authorized;
574,903 shares issued and outstanding in both 2024 and 2023.	6	6
Additional paid-in capital	222,039	209,830
Retained earnings	2,022,265	1,949,110
Accumulated other comprehensive loss	(1,453)	(129)
Treasury stock; at cost, 11,556,483 shares in 2024 and 13,323,268 shares in 2023	(598,583)	(524,927)
Total Hub Group, Inc. equity	1,644,997	1,634,645
Non-controlling interests	46,954	-
TOTAL STOCKHOLDERS' EQUITY	1,691,951	1,634,645
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,868,343	$2,936,047

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Years Ended December 31,
	2024	2023

Cash flows from operating activities:
Net income	$104,043	$167,528
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization of intangibles and right-of-use assets	192,562	184,449
Impairment of right-of-use asset	-	2,012
Deferred taxes	(13,814)	9,587
Non-cash share-based compensation expense	19,157	21,348
Gain on sale of assets, net	(1,273)	(6,835)
Changes in operating assets and liabilities, net of acquisitions:
Restricted investments	(879)	(2,698)
Accounts receivable, net	33,648	145,088
Prepaid taxes	3,367	(344)
Prepaid expenses and other current assets	5,305	(5,974)
Other non-current assets	(2,299)	(3,732)
Accounts payable	(73,897)	1,215
Accrued expenses	(26,644)	(63,626)
Non-current liabilities	(44,857)	(25,860)
Net cash provided by operating activities	194,419	422,158

Cash flows from investing activities:
Proceeds from sale of equipment	12,158	27,717
Purchases of property and equipment	(50,847)	(140,068)
Acquisitions, net of cash acquired	(14,637)	(260,810)
Net cash used in investing activities	(53,326)	(373,161)

Cash flows from financing activities:
Repayments of long term debt	(107,007)	(105,771)
Purchase of treasury stock	(68,273)	(143,770)
Dividends paid	(30,246)	-
Stock withheld for payments of withholding taxes	(10,782)	(10,148)
Finance lease payments	(1,693)	(2,708)
Distribution to non-controlling interest holders	(1,089)	-
Proceeds from issuance of debt	17,764	113,988
Net cash used in financing activities	(201,326)	(148,409)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(89)	40

Net decrease in cash, cash equivalents and restricted cash	(60,322)	(99,372)
Cash, cash equivalents and restricted cash at beginning of period	187,270	286,642
Cash, cash equivalents and restricted cash at end of period	$126,948	$187,270

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT (NON-GAAP)
(in thousands)
(unaudited)

	Three Months Ended December 31,			Three Months Ended December 31,
Operating Revenue	2024			2023
Intermodal and Transportation Services	$570,406	-	-	$576,474	-	-
Logistics	429,291	-	-	437,857	-	-
Inter-segment eliminations	(26,187)	-	-	(29,308)	-	-
Total operating revenue	$973,510	-	-	$985,023	-	-

	Three Months Ended December 31,			Three Months Ended December 31,
		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
		Adjustments (1)	Adjusted		Adjustments (1)	Adjusted
Operating Income	2024	2024	2024	2023	2023	2023
Intermodal and Transportation Services	$16,766	$907	$17,673	$12,141	$2,989	$15,130
Logistics	14,759	5,168	19,927	17,261	2,103	19,364
Total operating income	$31,525	$6,075	$37,600	$29,402	$5,092	$34,494

	Three Months Ended December 31,			Three Months Ended December 31,
Depreciation and Amortization	2024			2023
Intermodal and Transportation Services	$21,884	-	-	$27,483	-	-
Logistics	11,096	-	-	9,141	-	-
Total depreciation and amortization	$32,980	-	-	$36,624	-	-

(1) See Reconciliation of GAAP to Non-GAAP Financial Measures for further discussion.

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT (NON-GAAP)
(in thousands)
(unaudited)

	Years Ended December 31,			Years Ended December 31,
Operating Revenue	2024			2023
Intermodal and Transportation Services	$2,243,440	-	-	$2,495,663	-	-
Logistics	1,829,450	-	-	1,820,856	-	-
Inter-segment eliminations	(126,500)	-	-	(113,934)	-	-
Total operating revenue	$3,946,390	-	-	$4,202,585	-	-

	Years Ended December 31,			Years Ended December 31,
		Non-GAAP	Non-GAAP		Non-GAAP	Non-GAAP
		Adjustments (1)	Adjusted		Adjustments (1)	Adjusted
Operating Income	2024	2024	2024	2023	2023	2023
Intermodal and Transportation Services	$56,952	$2,347	$59,299	$106,780	$2,989	$109,769
Logistics	83,339	14,117	97,456	105,451	2,103	107,554
Total operating income	$140,291	$16,464	$156,755	$212,231	$5,092	$217,323

	Years Ended December 31,			Years Ended December 31,
Depreciation and Amortization	2024			2023
Intermodal and Transportation Services	$97,452	-	-	$109,234	-	-
Logistics	44,017	-	-	34,289	-	-
Total depreciation and amortization	$141,469	-	-	$143,523	-	-

(1) See Reconciliation of GAAP to Non-GAAP Financial Measures for further discussion.

HUB GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(unaudited)

The following is a reconciliation of GAAP earnings to Non-GAAP Adjusted Earnings, excluding certain items, for income before provision for income taxes (Pre-Tax), net income (After-Tax) and diluted earnings per share (Per Share):

	Three Months Ended			Year Ended
	December 31, 2024			December 31, 2024
	Pre-Tax	After-Tax	Per Share	Pre-Tax	After-Tax	Per Share
GAAP Earnings	$29.8	$24.4	$0.40	$132.5	$104.0	$1.70
Network Alignment (i)	4.8	3.8	0.06	13.2	10.4	0.17
Transaction Related (ii)	1.2	0.9	0.02	2.1	1.7	0.03
Other (iii)	0.1	0.1	-	1.1	0.9	0.01
Non-GAAP Adjusted Earnings	$35.9	$29.2	$0.48	$148.9	$117.0	$1.91

By providing this measure of Non-GAAP Adjusted Earnings, management intends to provide investors with a useful measure of Hub Group's performance that excludes certain non-ordinary expense items and allowing better evaluation of underlying business performance and period-to-period comparability.

(i) Network alignment consolidation expenses include transfer costs, legal fees and other expenses related to consolidating from existing warehouses to improve operational efficiency of our cross dock services, Final Mile and Consolidation and Fulfillment lines of business.

(ii) Transaction related expenses are comprised of due diligence costs, legal fees, insurance fees and other professional service fees incurred as part of the forming of a joint venture with EASO in 2024.

(iii) Other includes non-ordinary expenses related to employee matters.

HUB GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(unaudited)

The following is a reconciliation of GAAP earnings to Non-GAAP Adjusted Earnings, excluding certain items, for income before provision for income taxes (Pre-Tax), net income (After-Tax) and diluted earnings per share (Per Share):

	Three Months Ended			Year Ended
	December 31, 2023			December 31, 2023
	Pre-Tax	After-Tax	Per Share	Pre-Tax	After-Tax	Per Share
GAAP Earnings	$29.8	$28.8	$0.46	$209.2	$167.5	$2.62
Acquisition Related (i)	5.1	4.9	0.08	5.1	4.1	0.06
Non-GAAP Adjusted Earnings	$34.9	$33.7	$0.54	$214.3	$171.6	$2.68

By providing this measure of Non-GAAP Adjusted Earnings, management intends to provide investors with a useful measure of Hub Group's performance that excludes certain non-ordinary expense items and allowing better evaluation of underlying business performance and period-to-period comparability.

(i) Acquisition related expenses are comprised of banker fees, legal fees, insurance fees and other professional service fees incurred as part of the process of closing the acquisition of Forward Air Final Mile in 2023.

HUB GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(unaudited)

The following is a reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income, excluding certain items.

	Three Months Ended			Year Ended
	December 31, 2024			December 31, 2024
	ITS	Logistics	Consolidated	ITS	Logistics	Consolidated
GAAP Operating Income	$16.8	$14.7	$31.5	$57.0	$83.3	$140.3
Network Alignment (i)	0.2	4.6	4.8	0.5	12.7	13.2
Transaction Related (ii)	0.7	0.5	1.2	1.2	0.9	2.1
Other (iii)	-	0.1	0.1	0.6	0.5	1.1
Non-GAAP Adjusted Operating Income	$17.7	$19.9	$37.6	$59.3	$97.4	$156.7

By providing this measure of Non-GAAP Adjusted Operating Income, management intends to provide investors with a useful measure of Hub Group's performance that excludes certain non-ordinary expense items and allowing better evaluation of underlying business performance and period-to-period comparability.

(i) Network alignment expenses include transfer costs, legal fees and other expenses related to consolidating from existing warehouses to improve operational efficiency of our cross dock services, Final Mile and Consolidation and Fulfillment lines of business.

(ii) Transaction related expenses are comprised of due diligence costs, legal fees, insurance fees and other professional service fees incurred as part of the forming of a joint venture with EASO in 2024.

(iii) Other includes non-ordinary expenses related to employee matters.

HUB GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(unaudited)

The following is a reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income, excluding certain items.

	Three Months Ended			Year Ended
	December 31, 2023			December 31, 2023
	ITS	Logistics	Consolidated	ITS	Logistics	Consolidated
GAAP Operating Income	$12.1	$17.3	$29.4	$106.8	$105.4	$212.2
Acquisition Related (i)	3.0	2.1	5.1	3.0	2.1	5.1
Non-GAAP Adjusted Operating Income	$15.1	$19.4	$34.5	$109.8	$107.5	$217.3

By providing this measure of Non-GAAP Adjusted Operating Income, management intends to provide investors with a useful measure of Hub Group's performance that excludes certain non-ordinary expense items and allowing better evaluation of underlying business performance and period-to-period comparability.

(i) Acquisition related expenses are comprised of banker fees, legal fees, insurance fees and other professional service fees incurred as part of the process of closing the acquisition of Forward Air Final Mile in 2023.

RECONCILIATION OF NET INCOME TO EBITDA (1) AND NET DEBT / EBITDA LEVERAGE
(in thousands)
(unaudited)

	2024	2024	2024	2024
	Q1	Q2	Q3	Q4	2024
Net Income	$27,053	$29,015	$23,603	$24,372	$104,043
Interest Expense, net	2,506	1,881	1,333	1,858	7,578
Depreciation and Amortization (2)	49,605	49,495	46,374	47,088	192,562
Provision for Income Taxes	7,410	8,566	7,140	5,387	28,503
EBITDA	$86,574	$88,957	$78,450	$78,705	$332,686

Network Alignment (i)	$-	$-	$8,381	$4,814	$13,195
Transaction Related (ii)	-	-	947	1,194	2,141
Other (iii)	-	-	1,061	67	1,128
Adjusted EBITDA	$86,574	$88,957	$88,839	$84,780	$349,150

EBITDA					$332,686
Net Debt (3)					$167,106
Net Debt / EBITDA					0.5

Adjusted EBITDA					$349,150
Net Debt / Adjusted EBITDA					0.5

(1) By providing this Non-GAAP measure of EBITDA and Net Debt / EBITDA Leverage, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability and leverage for the periods presented.

(2) Includes depreciation of property and equipment, amortization of intangible assets and amortization of right-of-use assets.

(3) Total debt (including finance leases) less cash and cash equivalents.

(i) Network alignment expenses include transfer costs, legal fees and other expenses related to consolidating from existing warehouses to improve operational efficiency of our cross dock services, Final Mile and Consolidation and Fulfillment lines of business.

(ii) Transaction related expenses are comprised of due diligence costs, legal fees, insurance fees and other professional service fees incurred as part of the forming of a joint venture with EASO in 2024.

(iii) Other includes non-ordinary expenses related to employee matters.